UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

CELEXUS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52069	98-0466350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

8275 S. Eastern Ave. Suite 200 Las Vegas, NV	88123
(Address of principal executive offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Agreement

Celexus, Inc. has acquired Bio Distribution. Bio Distribution has just acquired the rights to a bio-engineered strain of Hemp seeds that produce low THC levels to meet industry regulations and a high CBD content. Included in the acquisition is a license with the state of Utah to cultivate and supply Hemp seeds and clones. We expect to have 1.5M seeds produced and ready for planting by June of 2019 and another 10M seeds ready for sale by early 2020.

Item 8.01 Other Matters

The Company has requested the following corporate actions with FINRA: a 90 to 1 reverse stock split along with the name change to Celexus, Inc.

The Company has been informed that FINRA Ops has determined that they will move forward with the requested corporate actions once Form 10 goes effective with the SEC.

The Form 10 is effective 60 days from the date of filing. Thus, based on a filing date of 2/5/2019 the Form 10 for this issuer will be effective on 4/6/2019 and the company expects the corporate actions to be effective shortly after that date.

Item 9.01  Financial Statements and Exhibits

None.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 25, 2019

Celexus, Inc.

/s/ Lisa Averbuch
Lisa Averbuch, President

3

EXHIBIT INDEX

No.	Exhibits

None.

4